UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2009 (November 9, 2009)

MASSEY ENERGY COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-07775 (Commission File Number)	95-0740960 (I.R.S. Employer Identification No.)

4 North 4th Street, Richmond, Virginia      23219
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (804) 788-1800

N/A

(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Summary

On November 8, 2009, pursuant to its Committee Charter, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Company”) conducted its annual review of the Company’s Non-Employee Director Compensation Summary that summarizes the compensation payable to the non-employee directors and recommended to the Governance and Nominating Committee a change to the compensation payable to non-employee directors set forth in the Non-Employee Director Compensation Summary.

On November 9, 2009, upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved a change to the Non-Employee Director Compensation Summary applicable to non-employee directors after November 9, 2009. Non-employee directors will receive an increase in the value of their annual of restricted stock and/or stock options, as elected in the sole discretion of the director, from $80,000 to $90,000. The Massey Energy Company Non-Employee Director Compensation Summary, as amended and restated, is effective as of November 9, 2009 and is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Salary Changes of Named Executive Officers

In conjunction with its review of the 2010 LTI Program (discussed below), the Compensation Committee conducted its annual salary review of the executive officers who were named in the Company’s 2009 Proxy Statement (the “Named Executive Officers”), other than Mr. Blankenship whose annual salary is set forth in a letter agreement dated November 13, 2007 between the Company and Mr. Blankenship and other than Mr. Phillips whose salary is set forth in an Employment and Change in Control Agreement between the Company and Mr. Phillips dated November 10, 2008, and other key employees. On November 9, 2009, the Board of Directors approved the recommendations of the Compensation Committee. The only Named Executive Officer whose salary was changed was John C. Adkins, the Company’s Senior Vice President and Chief Operating Officer, whose compensation will become $450,000 effective January 1, 2010.

2010 Long Term Incentive Award Program

On November 8, 2009, the Compensation Committee of the Company’s Board of Directors approved, and on November 9, 2009, the Board of Directors ratified, the terms and conditions of the Company’s 2010 Long Term Incentive Award Program (the “2010 LTI Program”) and the participants included in such program. The 2010 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to the Named Executive Officers and other key employees of the Company. Stock options, restricted stock, restricted units and cash incentive awards are granted under the Company’s 2006 Stock and Incentive Compensation Plan, as amended from time to time (the “2006 Plan”).

Pursuant to the terms of the 2010 LTI Program, one-third of the grant of stock options shall vest and become exercisable annually on each November 9 beginning in 2010. Any unvested amounts shall vest and become immediately exercisable upon (i) termination by reason of retirement, death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of stock option agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of stock option agreement for the Named Executive Officers is attached hereto as Exhibit 10.2 and is hereby incorporated into this Item 5.02.

One-third of the grants of restricted stock shall vest and become free of restrictions annually on each November 9 beginning in 2010. One-third of the grants of restricted units shall vest and become payable in cash annually on each November 9 beginning in 2010. Any unvested amounts of restricted stock and restricted units shall vest and become immediately transferable upon (i) termination by reason of death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause  (as defined in the form of restricted stock agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan). A form of restricted stock agreement and a form of restricted unit agreement for the Named Executive Officers are attached hereto as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated into this Item 5.02.

The grants of cash incentive awards shall be paid on or about March 31, 2013 if certain performance targets are met for fiscal years 2010, 2011 and 2012 (the “Earnout Period”), based on earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA), depending upon the category in which an executive officer is placed. The cash incentive awards for all of the Named Executive Officers, except for Mr. Phillips, as well as for certain other executive officers are based upon EBT and the cash incentive awards for all other recipients are based upon EBITDA. In lieu of being granted a cash incentive award if certain performance targets are met, Mr. Phillips was awarded the value of his cash incentive award target in restricted stock and restricted units. A form of cash incentive award agreement based on EBT and a form of cash incentive award agreement based on EBITDA are attached hereto as Exhibits 10.5 and 10.6, respectively, and are hereby incorporated into this Item 5.02. The target amounts shall be payable if the participant’s employment is terminated without Cause (as defined in the cash incentive award agreements) on or after November 9, 2009 through the Earnout Period by the Company or an affiliate of the Company within two years after a Change in Control of the Company (as defined in the 2006 Plan) that occurs on or after November 9, 2009 through the Earnout Period. If a participant’s employment is terminated during the Earnout Period as a result of death or permanent and total disability, then the participant will be entitled to a pro rata portion of the incentive cash award which ultimately becomes payable based upon the period of the participant’s employment during the Earnout Period. The Compensation Committee will determine whether the financial targets have been achieved for such period.

2010 Bonus Program

On November 8, 2009, the Compensation Committee of the Company’s Board of Directors approved, and on November 9, 2009 the Board of Directors ratified, the terms of the 2010 Bonus Program (the “2010 Bonus Program”). The 2010 Bonus Program provides a cash target award to key employees of the Company and the Named Executive Officers, with the exception of Mr. Blankenship and Mr. Phillips whose annual bonuses are set forth in their employment agreements.

The cash target awards are based on Company performance, individual performance, and for selected participants, performance goals specifically tailored to a participant’s job function and oversight responsibilities. For participants without specifically tailored performance goals, 75% of the cash target award is based on the achievement of certain levels of earnings before interest and taxes (“EBIT”) for fiscal year 2010 and 25% of the cash target award is based on the discretion of the Compensation Committee. For participants with specific performance goals, 50% of the cash target award is tied to specific performance criteria set by the Compensation Committee, 25% is tied to the achievement of certain levels of EBIT set by the Compensation Committee, and 25% is based on the discretion of the Compensation Committee. Depending on whether the Company performance targets and, for those with specifically tailored performance goals, specific performance criteria targets, are met, or to what degree the targets are exceeded, and depending on whether the Compensation Committee makes a discretionary award to a participant, a participant may not receive a cash award at all or may receive up to a maximum of two times his or her cash target award.

The criteria selected for specific performance goals under the 2010 Bonus Program may include safety performance, earnings per share, net coal sales, tons acquired, tons shipped, reduction of cash costs per ton, reduction of produced labor cost per ton, productivity of continuous miners (in terms of feet per shift), productivity of longwalls (in terms of feet of retreat per longwall per day), surface mining productivity (in terms of produced tons released and tons per man hour), idled asset sales, financial liquidity, and medical costs containment. The criteria selected for specific performance goals under the 2010 Bonus Program shall be set before the end of 2009. The Compensation Committee shall set low, mid, and high targets for each of the foregoing criteria. Each of the Named Executive Officers shall be provided with specific performance goals once they have been set.

The cash bonus target awards approved for the Named Executive Officers for 2010, other than Mr. Blankenship, whose annual bonus is set forth in the Letter Agreement, are as follows:

Name	Target Bonus Award
Baxter F. Phillips, Jr.	$455,000
J. Christopher Adkins	$455,000
Michael K. Snelling	$210,000
Eric B. Tolbert	$60,000

Item 8.01. Other Events

Announcement of 2010 Annual Stockholders’ Meeting

The Company’s 2010 Annual Stockholders’ Meeting will be held on May 18, 2010, at 9:00 a.m. E.T. in Richmond, Virginia at the Jefferson Hotel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 9, 2009)

10.2	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.3	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 16, 2009	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description of Exhibit

10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 9, 2009)

10.2	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.3	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.4	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.6	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.